SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2014

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

  000-22849                                       65-0420146

(Commission File Number)                    (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

We have previously disclosed financing transactions with Sigma Opportunity Fund II, LLC (“Sigma”) under which we were obligated to make the following payments to Sigma in full repayment of two notes previously issued to them:

October 31, 2014	Sigma Note 1 - $50,000 principal plus $13,991 interest
October 31, 2014	Sigma Note 2 - $500,000 principal plus $59,557 interest
November 30, 2014	Sigma Note 1 - $50,000 principal plus $13,282 interest
December 18, 2014	Sigma Note 1 - $887,599 principal (including previously accrued interest made part of principal) plus $7,441 interest

As part of a September 15, 2014 agreement with Sigma, the above payments totaling $1,581,870 were replaced by our agreement to pay Sigma an approximate total of $1,605,693 on December 31, 2014, which total included interest accrued through that date. As part of the September 15, 2014 agreement we issued 53,000 restricted common shares to Sigma and 22,000 restricted common shares to Sigma Capital Advisors, LLC (“Sigma Capital”), and we also paid Sigma Capital a $15,000 cash fee.

On December 31, 2014, we entered into an agreement with Sigma whereby we paid Sigma approximately $247,693 accrued interest on Sigma Notes 1 and 2, which were then cancelled and replaced with a new note payable to Sigma in the principal amount of $1,358,000 (the “New Sigma Note”) and having a maturity date of June 30, 2015. The New Sigma Note earns interest at 21% per annum until paid, which interest is payable in cash monthly. The collateral and payment priority for the New Sigma Note are unchanged from Sigma Notes 1 and 2. After June 30, 2015, Sigma shall have the right to convert the New Sigma Note (including the accrued interest thereon), in its entirety or partially, and at its option, into our common shares at a price of $0.30 per share and such conversion right is also exercisable before June 30, 2015, but only if (i) we are in default on the New Sigma Note or (ii) we are sold.

In connection with an Advisory Services Agreement dated December 31, 2014, entered into by us with Sigma Capital in connection with the issuance of the New Sigma Note, we paid Sigma Capital an initial advisory fee of $50,000 and also agreed, in the event the New Sigma Note has not been repaid on or before January 31, 2015, to pay Sigma Capital another $50,000 advisory fee and to issue them 30,000 restricted common shares on February 1, 2015. We also agreed, in the event the New Sigma Note has not been repaid on or before January 31, 2015, to issue 70,000 restricted common shares to Sigma. In addition, in the event the New Sigma Note has not been repaid on or before January 31, 2015, we agreed to make the following additional advisory fee payments to Sigma Capital:

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$20,000, in cash, on each of March 1, 2015, April 1, 2015, May 1, 2015, June 1, 2015 and June 30, 2015 for a total of $100,000 even if the New Sigma Note is repaid at any time prior to June 30, 2015, and

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for any full or partial month that the New Sigma Note is outstanding after January 31, 2015, $10,000 in cash on the first day of each month in arrears, commencing on February 1, 2015 for the month of January 2015 with the final payment made on June 30, 2015 if the New Sigma Note is still outstanding after June 1, 2015 (i.e. up to six payments totaling $60,000).

In the event the New Sigma Note is not still outstanding as of January 31, 2015, we have agreed to pay Sigma Capital advisory fees of $10,000, in cash, on each of February 1, 2015, March 1, 2015 and April 1, 2015.

Upon our receipt of funds as a result of (i) the sale of any portion of our business, however structured, including, without limitation, sale of assets, subsidiaries, revenues or business units, and/or (ii) the issuance of additional equity, debt or convertible debt capital, and/or (iii) our consolidation or merger with or into another entity, all outstanding principal and interest with respect to the New Sigma Note will be due, but not to exceed the net proceeds of such funds received by us in any such transaction(s). Also, we may retain for other uses the first $850,000 of proceeds from additional financing from a private placement that will be structured in a separate legal entity collateralized by a portion of the operations of a specified subsidiary, or from another financing structure subject to Sigma’s approval not to be unreasonably withheld, provided that we must use those proceeds to first pay subordinated debt and accrued interest aggregating approximately $828,000 and now outstanding to Pembroke Park Lakes, CCJ Trust and William Castellano (unless those subordinated lenders agree to execute subordination agreements in favor of Sigma and to waive principal payments during the term of the New Sigma Note). The $828,000 includes approximately $183,000 representing our potential obligation to repurchase up to 608,334 of our common shares from those parties for $0.30 per share.

We are currently obligated for an outstanding balance of $400,000 on a secured convertible note payable (the “Rockridge Note”) to Rockridge Capital Holdings LLC (“Rockridge”). On September 15, 2014, we entered into an agreement with Rockridge whereby the maturity date of the Rockridge Note was extended from October 15, 2014 to December 31, 2014, in exchange for our agreement to increase the origination fee payable under such note by 25,000 restricted common shares, for an aggregate adjusted total of 616,667 restricted common shares. On December 31, 2014, we entered into an agreement with Rockridge whereby the maturity date of the Rockridge Note was extended from December 31, 2014 to June 30, 2015, in exchange for our agreement to increase the origination fee payable under such note by 50,000 restricted common shares, for an aggregate adjusted total of 666,667 restricted common shares. The New Sigma Note allows Sigma to repay the Rockridge Note at face value during January 2015, and always in case of a default on the New Sigma Note or the Rockridge Note. Such repayment amount would be added to the principal of the New Sigma Note with the terms of interest and principal repayment applied accordingly. In the event of such repayment, Sigma would receive fees in cash of $25,000 upon such early repayment plus $4,000 per month starting from the one-month anniversary of such repayment date through June 30, 2015, up to a maximum of $45,000 in total fees. The terms of our December 31, 2014 agreement with Rockridge allow that if Sigma repays the Rockridge Note on or before January 31, 2015, the additional origination fee would be reduced from 50,000 restricted common shares to 10,000 restricted common shares, for an aggregate adjusted total of 626,667 restricted common shares.

The above summary of the financing terms and conditions is qualified in its entirety by the contents of the transaction documents, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3 to Item 9.01 of this Form 8-K and which are incorporated herein by reference.

All of the restricted common shares listed above were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(a) (2) thereof.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

4.1

Senior Secured Note issued to Sigma Opportunity Fund II, LLC by Onstream Media and its Subsidiaries, dated December 31, 2014

4.2

Allonge #5 dated December 31, 2014 to Convertible Promissory Note dated April 14, 2009 and amended on September 11, 2009, December 11, 2012, February 28, 2014 and September 15, 2014 - Rockridge

10.1

Note Purchase Agreement between Sigma Opportunity Fund II, LLC and Onstream Media and its Subsidiaries, dated December 31, 2014

10.2

Amendment, dated December 31, 2014, to March 18, 2013 and February 28, 2014 Security Agreements between Sigma Opportunity Fund II, LLC and Onstream Media and its Subsidiaries

10.3

Advisory Services Agreement between Sigma Capital Advisors, LLC and Onstream Media, dated December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson

January 7, 2015

      Robert E. Tomlinson, CFO

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